Exhibit 10.10.3

AMENDMENT TWO TO

THE COCA-COLA COMPANY SUPPLEMENTAL PENSION PLAN

This Amendment Two to The Coca-Cola Company Supplemental Pension Plan (the “Plan”) is adopted by The Coca-Cola Company Benefits Committee (the “Committee”).

WITNESSETH:

WHEREAS, pursuant to Section 7.4 of the Plan, the Committee has the authority to amend the Plan;

WHEREAS, the Committee wishes to amend the Plan to add an additional Participating Subsidiary;

NOW, THEREFORE, the Committee hereby amends the Plan as follows:

A new subsidiary shall be added to Appendix A, Participating Subsidiaries, as follows:

International Auditors, Inc., effective as of April 1, 2008

IN WITNESS WHEREOF, the undersigned has adopted this Amendment Two on the date shown below, but effective as of the dates indicated above.

THE COCA-COLA COMPANY BENEFITS COMMITTEE

Date	6/18/08	By	/s/ Susan M. Fleming